EXHIBIT 10.8

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (“Amendment”) is entered into as of this 25th day of August, 2004, between Knoll, Inc., a Delaware corporation (the “Company”), and Kathleen G. Bradley (“Executive”).

WHEREAS, the parties wish to amend the March 23, 2001 Employment Agreement between Executive and the Company, (“Agreement”) in accordance with the direction of the Compensation Committee of the Company’s Board of Directors, as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to become legally bound, the parties agree as follows:

1. All defined terms contained in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Except as specifically set forth herein, the terms of the Agreement shall remain unchanged.

3. Executive’s “Base Salary” is changed to be $500,000 as of September 1, 2004.

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement effective as of the date first above written.

KNOLL, INC.

By:	/s/ Barry L. McCabe
Name: Barry L. McCabe
Title: Senior Vice President and
Chief Financial Officer

/s/ Kathleen G. Bradley
Kathleen G. Bradley